March 1, 2004



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

	Re:	The Prudential Series Fund, Inc.
		(File No. 811-03623)




Ladies and Gentlemen:


Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the period ended December 31, 2003.
The enclosed is being filed electronically via the EDGAR system.


Yours truly,

/s/ Jonathan D. Shain
Jonathan D. Shain
Secretary

Enclosure















This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 1st day of March 1, 2004.


The Prudential Series Fund, Inc.
File No. 811-03623


By:/s/ Jonathan D. Shain  	By:/s/ Carlos A. Santiago
Jonathan D. Shain		       Carlos A. Santiago
Secretary				Witness